Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form S-1 of our report dated December 5, 2005, except for Note 19 as to which date is December 19, 2005 relating to the financial statements of Riata Energy, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” and “Selected Financial Data” in such Registration Statement.
PricewaterhouseCoopers LLP
Houston, Texas
February 10, 2006